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                                                                      EXHIBIT 99


     ANADARKO PETROLEUM CORPORATION IS LISTED ON THE NEW YORK STOCK EXCHANGE
                    AND TRADES UNDER THE TICKER SYMBOL APC.


                                PLAN SERVICE FEES
                            (effective December 1998)


   Enrollment Fee for New Investors                                                 No Charge
   Initial Purchase of Shares                                                       No Charge
   Sales of Shares (partial or full)
            Transaction Fee                                       $15.00 per sale transaction
            Trading Fee                                                       $0.12 per share
   Reinvestment of Dividends                                                        No Charge
   Optional Cash Purchases via Check or Automatic Investment                        No Charge
   Gift or Transfer of Shares                                                       No Charge
   Safekeeping of Stock Certificates                                                No Charge
   Certificate Issuance                                                             No Charge
   Returned Checks for Insufficient Funds or
            Rejected Automatic Withdrawals                                    $25.00 per item
   Duplicate Statements
            Current year                                                            No Charge
            Prior year(s)                                           $20.00 per year requested

         The Administrator will deduct the applicable fees from the proceeds from a sale.

         Anadarko reserves the right to amend or modify this Plan Service Fee Schedule at anytime.

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             DATES FOR OPTIONAL CASH PURCHASES OF MORE THAN $10,000

----------------------------------------------------------------------------------------------
                 (A)                    (B)                      (C)                     (D)
----------------------------------------------------------------------------------------------
              Threshold Price
                 and Waiver         Optional Cash
              Discount, if any,    Investments Must          Pricing Period         Investment
 Year          will be set by      be received by             Start Date               Date
 ----         ----------------    -----------------         --------------          ----------
1998           12/21/98              12/23/98                    12/24/98             1/4/99
1999            1/20/99               1/22/99                     1/25/99             2/1/99
                2/17/99               2/19/99                     2/22/99             3/1/99
                3/22/99               3/24/99                     3/25/99             4/1/99
                4/21/99               4/23/99                     4/26/99             5/3/99
                5/19/99               5/21/99                     5/24/99             6/1/99
                6/21/99               6/23/99                     6/24/99             7/1/99
                7/21/99               7/23/99                     7/26/99             8/2/99
                8/20/99               8/24/99                     8/25/99             9/1/99
                9/21/99               9/23/99                     9/24/99            10/1/99
               10/20/99              10/22/99                    10/25/99            11/1/99
               11/18/99              11/22/99                    11/23/99            12/1/99
               12/21/99              12/23/99                    12/27/99             1/3/00
2000            1/20/00               1/24/00                     1/25/00             2/1/00
                2/17/00               2/22/00                     2/23/00             3/1/00
                3/22/00               3/24/00                     3/27/00             4/3/00
                4/18/00               4/20/00                     4/24/00             5/1/00
                5/19/00               5/23/00                     5/24/00             6/1/00
                6/21/00               6/23/00                     6/26/00             7/3/00
                7/20/00               7/24/00                     7/25/00             8/1/00
                8/22/00               8/24/00                     8/25/00             9/1/00
                9/20/00               9/22/00                     9/25/00            10/2/00
               10/20/00              10/24/00                    10/25/00            11/1/00
               11/20/00              11/22/00                    11/24/00            12/1/00
               12/19/00              12/21/00                    12/22/00             1/2/01
2001            1/22/01               1/24/01                     1/25/01             2/1/01
                2/16/01               2/21/01                     2/22/01             3/1/01
                3/21/01               3/23/01                     3/26/01             4/2/01
                4/19/01               4/23/01                     4/24/01             5/1/01
                5/21/01               5/23/01                     5/24/01             6/1/01
                6/20/01               6/22/01                     6/25/01             7/2/01
                7/20/01               7/24/01                     7/25/01             8/1/01
                8/22/01               8/24/01                     8/27/01             9/4/01
                9/19/01               9/21/01                     9/24/01            10/1/01
               10/22/01              10/24/01                    10/25/01            11/1/01
               11/20/01              11/23/01                    11/26/01            12/3/01
               12/19/01              12/21/01                    12/24/01             1/2/02

----------

A. The Threshold Price and the Waiver Discount, if any, will be established three business days prior to the first day of the Pricing Period.

B. Optional cash purchases made pursuant to a Request for Waiver are due by the close of business on the last business day immediately preceding the first day of the Pricing Period.

C. The Pricing Period will be the five consecutive Trading Days ending on the Trading Day immediately preceding the Investment Date.

D. The Investment Date will be the first calendar day of a month, provided, however, that if the first calendar day falls on a date when the NYSE is closed, the Investment Date will be the next succeeding day on which the NYSE is open.

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


THE CHASE MANHATTAN BANK                                     ENROLLMENT FORM FOR
                                                  ANADARKO PETROLEUM CORPORATION
                                                                    COMMON STOCK
                                                       INVESTOR SERVICES PROGRAM
                           -----------------------------------------------------
                           This form when completed and signed, should be mailed
                                                        in the courtesy envelope
                          provided to: ChaseMellon Shareholder Services Investor
                                                               Services Program,
                                 P.O. Box 3339, South Hackensack N.J. 17606-1939

     Is this account for an existing shareholder? YES        NO
--------------------------------------------------------------------------------

1. ACCOUNT REGISTRATION Complete only ONE section. Print clearly in CAPITAL LETTERS.

 o INDIVIDUAL OR JOINT ACCOUNT

   OWNER'S NAME

   ______________________________________________________________________________________________________________

   OWNER'S SOCIAL SECURITY NUMBER                              OWNER'S DATE OF BIRTH
   (used for tax reporting)                                  Month        Day          Year

   _________-________-___________                            _________/__________/___________

   JOINT OWNER'S NAME

   ______________________________________________________________________________________________________________

   JOINT OWNER'S SOCIAL SECURITY NUMBER                        The account will be registered "Joint Tenants with Rights
   (used for tax reporting)                                    of Survivorship" unless you check a box below:

   _________-_______-___________                             o Tenants in common  o Tenants by entirety  o Community property


====================================================================================================================================

 o GIFT TRANSFER TO A MINOR (UGMA/UTMA)

   CUSTODIAN'S NAME

   ______________________________________________________________________________________________________________

   MINOR'S NAME

   ______________________________________________________________________________________________________________


   MINOR'S SOCIAL SECURITY NUMBER                                  MINOR'S DATE OF BIRTH                             Donor's
      (required)                                             Month         Day          Year                         State
   __________-________-_________                             __________/__________/__________


====================================================================================================================================

 o TRUST (Please check only one of the trustee types)    o PERSON AS TRUSTEE     o ORGANIZATION AS TRUSTEE
   TRUSTEE: INDIVIDUAL OR ORGANIZATION NAME

   ______________________________________________________________________________________________________________

   AND CO-TRUSTEE'S NAME, IF APPLICABLE

   ______________________________________________________________________________________________________________

   NAME OF TRUST

   ______________________________________________________________________________________________________________

   FOR THE BENEFIT OF

   ______________________________________________________________________________________________________________

                                                                                DATE OF TRUST                        Donor's
   TRUST TAXPAYER IDENTIFICATION NUMBER                                Month        Day          Year                State

   _______-_________________________                                   ___________/__________/____________

====================================================================================================================================
 o ORGANIZATION OR BUSINESS ENTITY                CHECK ONE:       o Corporation     o Partnership           o Other

   NAME OF ENTITY

   ______________________________________________________________________________________________________________

   TAXPAYER IDENTIFICATION NUMBER

   __________-_____________________

====================================================================================================================================

2. ADDRESS
   MAILING ADDRESS (including apartment or box number)

   ______________________________________________________________________________________________________________


   ______________________________________________________________________________________________________________

   CITY                                                                         STATE         ZIP

   __________________________________________________________________         _________     _______-___

   HOME PHONE                                                                       WORK PHONE

  (___________) _______-______________                                       (___________) ______-__________

   FOR MAILING ADDRESS OUTSIDE THE U.S.:
   COUNTRY OF RESIDENCE                         PROVINCE                                   ROUTING OR POSTAL CODE

   _____________________________________        __________________________________         ______________________________

====================================================================================================================================

3. CASH PURCHASE (Make checks payable to The Chase Manhattan Bank)

   o As a CURRENT registered shareholder I wish to make an       o As a NEW Investor I wish to enroll in the Program by making a
   additional investment. Enclosed is my check or money order    investment. See "Automatic Initial Investment" authorization below
   for $____________. (Minimum $XXX with the Maximum not to      Enclosed is my check or money order for $__________________.
   exceed $XXX per month.)                                       (Initial investment must be a least $XXX not to exceed $XXX) AS A
                                                                 NEW INVESTOR YOU MUST COMPLETE SECTIONS 1,2,& 8

====================================================================================================================================

4. BANK AUTHORIZATION AGREEMENT

   o DIRECT DEPOSIT OF DIVIDENDS
   I hereby authorize to have my dividends deposited automatically in my bank account. (Please complete Section 5.) If this option is not selected, your dividend check will be automatically mailed to your address.

   o AUTOMATIC ADDITIONAL INVESTMENT
   I hereby choose to make additional investments in Any Company Common Stock by authorizing automatic monthly debits from my bank account.

   o AUTOMATIC INITIAL INVESTMENT
   I hereby choose to initiate my investment in Any Company Common Stock by authorizing automatic monthly debits for a minimum of one year, from my bank account.

   Upon receipt of this form, properly completed, the Administrator will contact your bank to deduct the amount indicated from your bank account on or about the ____ of each month. The Administrator will invest in Any Company Common
   Stock beginning on the next Investment Date. Such deductions and investments will continue monthly until you notify the Administrator to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your bank for insufficient funds.

   PLEASE COMPLETE THE FOLLOWING AND SECTION 5:

   I HEREBY AUTHORIZE THE ADMINISTRATOR AND THE FINANCIAL INSTITUTION INDICATED
   BELOW TO DEDUCT FROM MY BANK ACCOUNT $__________ PER MONTH ($XXX MINIMUM,
   $XXX MAXIMUM) AND APPLY AMOUNTS SO DEDUCTED TO THE PURCHASE OF ANY COMPANY
   COMMON STOCK UNDER THE ACCOUNT DESIGNATED. (NOTE: DEDUCTIONS WILL OCCUR ON OR
   ABOUT THE ___THE OF EACH MONTH.)


====================================================================================================================================

5. BANK ACCOUNT INFORMATION (COMPANY ONLY IF A FEATURE IN SECTION 4 IS SELECTED)


   THIS INFORMATION WILL BE USED FOR     o DIRECT DEPOSIT OF DIVIDENDS (Sec.4)  o AUTOMATIC INVESTMENT (Sec.4)

                                  BANK OR CREDIT UNION'S ABA TRANSIT ROUTING NUMBER
   [ ] CHECKING ACCOUNT           (available from the bank or credit union)             BANK OR CREDIT UNION ACCOUNT NUMBER

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

   [ ] SAVINGS ACCOUNT


                 --------------------------------------------------------------
                   TAPE YOUR VOIDED CHECK OR DEPOSIT SLIP HERE

                   BANK AND CREDIT UNION ROUTING INFORMATION.

                   For deposits or withdrawals to your checking account, please tape a voided check so the Administrator may obtain bank or credit union account information.

                   For deposits or withdrawals to a savings account, please tape a preprinted deposit slip. (Do not staple the slips.)
                 --------------------------------------------------------------


   -----------------------------------------------------------------------------
6. DIVIDEND REINVESTMENT (at least XX shares must be reinvested)

   You may choose to reinvest all or part of the dividends paid on Any Company
   Common Stock. If neither box is selected, The Chase Manhattan Bank will automatically remit any dividends to you.

   o Reinvest the dividends on ALL shares.

   o I would like a portion of my dividends reinvested. Please reinvest the dividends on __________percent of my shares. 100% of your dividends will be reinvested if a percentage is not indicated.
   -----------------------------------------------------------------------------
7. SAFEKEEPING
   Common stock certificates deposited for safekeeping in your account must be in the same registration as your Program account.

   o Please accept the enclosed certificate (s) for deposit to my account.  Enclosed are
      ______________share certificates.
      insert number

                                       CERTIFICATE NUMBER               NUMBER OF SHARES
                                       ------------------------         ---------------------

                                       ------------------------         ---------------------

                                       ------------------------         ---------------------

                                       ------------------------         ---------------------
                                                                              T O T A L
                                                                        ---------------------

   -----------------------------------------------------------------------------
8. ACCOUNT AUTHORIZATION SIGNATURE (required)

   o REQUEST FOR TAXPAYER IDENTIFICATION NUMBER
     (Substitute Form W-9)

     I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that (1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest of dividends, or
     (c) the IRS has notified me that I am no longer subject to backup withholding.

   o CERTIFICATE OF FOREIGN STATUS (Substitute Form W-8)

     I am an exempt foreign citizen. I certify, under penalties of perjury, that for dividends, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section 2 of this enrollment form the country where I reside permanently income-tax purposed.

   o FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING

     I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

     MY/OUR SIGNATURES (S) BELOW INDICATES I/WE HAVE READ THE PROGRAM BROCHURE
     AND AGREE TO THE TERMS THEREIN AND HEREIN.


     SIGNATURE OF OWNER                                      DATE (month, day, year)

     -------------------------------------                   ----------------------------


     SIGNATURE OF JOINT OWNER

     -------------------------------------                   ----------------------------


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     IF YOU NEED ASSISTANCE, PLEASE CALL THE ADMINISTRATOR AT 1-888-470-5786

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                   [Anadarko Petroleum Corporation Letterhead]





Dear Fellow Shareholders:

I am pleased to provide you with detailed information on our new Dividend Reinvestment and Stock Purchase Plan. This new Plan allows you to purchase your initial shares of common stock directly from Anadarko, easily reinvest your quarterly dividend payments or make additional cash purchases of our common stock, directly through Anadarko. Here are some of the main features:

o DIRECT PURCHASE AND SALE OF STOCK: You may purchase shares directly from Anadarko - and you may sell shares through the Plan.

o DIVIDEND REINVESTMENT: You may elect to reinvest dividends on all or a portion of your holdings, so long as the portion you elect under dividend reinvestment is 25 shares or more.

o DIRECT REGISTRATION: You may elect to own, report, transfer or sell your shares electronically without a physical stock certificate. The enclosed brochure describes this feature in detail.

o DIRECT DEPOSIT OF CASH DIVIDENDS: You may have your cash dividends electronically deposited directly into your checking or savings account.

o SAFEKEEPING: You may send your stock certificates to ChaseMellon Shareholder Services, our transfer agent, to have your shares held in safekeeping. A statement of holdings will be sent after each transaction.

Please review the enclosed prospectus on our Plan. You will find a list of commonly asked questions on the inside front cover. This prospectus should help you to understand the features of the Plan and better match our services to fit your investment needs. To participate, simply complete and return the enrollment form to ChaseMellon Shareholder Services in the enclosed envelope. Should you have any additional questions, please feel free to contact ChaseMellon, toll free, at 1-888-470-5786.

As always, I appreciate your interest in Anadarko.

                                                 Sincerely,

                                                 /s/ Robert J. Allison, Jr.

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